Exhibit 99.1

Broadcaster, Inc. Acquires Eyecandy Inc.

BROADCASTER ACQUIRES EYECANDY OF CHINA

Chatsworth, CA - October 8, 2008 - Broadcaster, Inc. (OTCBB:BCAS) has acquired Eyecandy Inc. a Delaware corporation whose principal operations are conducted in Shanghai, China through its subsidiary Eyecandy Media, Inc.

Eyecandy Media is a multimedia company in China with offices in Beijing, Shanghai, Nanjing and Guangzhou. Eyecandy Media provides cellphone applications to China Mobile and is expected to provide additional media applications and content such as casual games to the future 3G cell phone subscribers in China. Eyecandy has an agreement with a mainland Chinese hardware and systems integrator that has deployed its technology applications to a major carrier in China and through whom Eyecandy anticipates gaining access to these carriers.

Senior personnel from Broadcaster and Eyecandy have worked together for many years and the CEO of Eyecandy, Chen Wei Shi, expressed his excitement at furthering the relationship with Broadcaster. Mr. Chen said, "We believe there will be great synergy when we utilize Broadcaster's technology and content aggregation and casual game development expertise for mobile devices in China."

Martin Wade, CEO of Broadcaster, Inc., said "We look forward to assisting Eyecandy with its development of technology and content solutions for the mobile device market in China. We intend to build the Eyecandy brand in Asia in part by utilizing the recently acquired LampLighter Studios game development capacity,” added Mr. Wade.

The number of mobile phone subscribers in China is expected to exceed 600 million by 2010, according to China's Ministry of Information Industry, such that 45 out of 100 Chinese citizens will be connected to a wireless network.

Eyecandy Media is a fully licensed, high-tech company primarily focused on providing video technology and value-added services for interactive media. Eyecandy provides video search, video broadcasting and VOD applications to internet and cell phone users. Eyecandy has licenses in China for the provision of key services including a SP (service provider) and internet content provider.

Eyecandy was acquired in exchange for eight million Broadcaster shares with an opportunity for the Eyecandy shareholders to receive an additional 12 million shares of Broadcaster if certain revenue and profit milestones are met during the one year, two year and three year periods after the closing of the acquisition.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that reflect Broadcaster, Inc.'s current expectations about its future results, performance, prospects and opportunities, including statements regarding our belief that there will be great synergy when Broadcaster's technology and content aggregation and casual game development expertise is utilized for mobile devices in China, the expectation that Eyecandy Media will provide additional media applications and content such as casual games to the future 3G cell phone subscribers in China, the intent to build the Eyecandy brand in Asia, the anticipation that Eyecandy will gain access to certain carriers through its relationship with a mainland Chinese hardware and systems integrator that has deployed its technology applications to a major carrier in China and the expectation that the number of mobile phone subscribers in China is expected to exceed 600 million by 2010. Where possible, Broadcaster, Inc. has tried to identify these forward-looking statements by using words such as "anticipates," "believes," "intends," or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements including the risk that our shift to the mobile market may not be successful, general risks of transacting business in China, the risk that the mobile phone market will not grow as anticipated or that anticipated relationships with certain carriers or the Chinese hardware and systems integrator will not develop as expected and risks set forth in Broadcaster, Inc.'s Form 10-KSB for the fiscal year ended June 30, 2007 and other filings with the United States Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and Broadcaster, Inc. assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise, other than as required by law.

CONTACT:

Broadcaster Inc.

Martin Wade, III

818-206-9274